Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 033-85592) and Amendment No. 53 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-08836) for the Security Benefit Life Insurance Company Variflex LS Variable Annuity.

/s/ ALISON POLLOCK

Alison Pollock

Topeka, Kansas

April 29, 2026